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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               AUTOBYTEL.COM INC.
             (Exact name of Registrant as Specified in Its Charter)

         DELAWARE                                       33-0711569
(State of Incorporation or                            (I.R.S. Employer
      Organization)                                  Identification no.)


       18872 MACARTHUR BOULEVARD                         92612-1400
          IRVINE, CALIFORNIA                             (Zip Code)
(Address of Principal Executive Offices)


  If this form relates to the              If this form relates to the
  registration of a class of               registration of a class of
  securities pursuant to Section           securities pursuant to Section
  12(b) of the Exchange Act and is         12(g) of the Exchange Act and is
  effective pursuant to General            effective pursuant to General
  Instruction A.(c), please check the      Instruction A.(d), please check the
  following box. [ ]                       following box. [X]


Securities Act registration statement file number to which this form relates:
333-70621


Securities to be registered pursuant to Section 12(b) of the Act: None


Securities to be registered pursuant to Section 12(g) of the Act:


                    Common Stock, $0.001 par value per share
                    ----------------------------------------
                                (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Registrant hereby incorporates by reference herein the description of the Registrant's Common Stock, par value $.001 per share, appearing under the caption "Description of Capital Stock" in the form of preliminary prospectus contained in the Registration Statement on Form S-1 (Registration No. 333-70621) (the "Registration Statement"), as filed with the Securities and Exchange Commission on January 15, 1999, and amended on February 9, 1999 and March 5, 1999, and as may be amended at the time the Registration Statement is declared effective. Any form of prospectus that constitutes part of the Registration Statement and is subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated by reference herein.

ITEM 2.  EXHIBITS

         The Registrant incorporates herein by reference the following Exhibits to the Registrant's Registration Statement on Form S-1 filed by the Registrant under the Securities Act of 1933, as amended, on January 15, 1999, and amended on February 9, 1999 and March 5, 1999, as the same may be subsequently amended.

1. Amended and Restated Certificate of Incorporation of autobytel.com inc. certified by the Secretary of State of the State of Delaware, filed as Exhibit
3.1 to the Registration Statement on Form S-1 filed on March 5, 1999.

2. Amended and Restated Bylaws of the Registrant to be effective upon the closing of the initial public offering, filed as Exhibit 3.2 to the Registration Statement on Form S-1 filed on March 5, 1999.

3. Form of stock certificate, filed as Exhibit 4.1 to the Registration Statement on Form S-1 filed on March 5, 1999.

4. Amended and Restated Investors' Rights Agreement dated October 21, 1997, as amended from time to time, filed as Exhibit 4.2 to the Registration Statement on Form S-1 filed on January 15, 1998.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   AUTOBYTEL.COM INC.




Date: March 5, 1999                By:       /s/ Mark Lorimer
                                       -----------------------------------------
                                   Name:  Mark Lorimer
                                   Title: President and Chief Executive Officer